EXHIBIT 99.3

e.spire REPORTS PRELIMINARY FOURTH QUARTER AND FULL YEAR RESULTS

     Company Adopts Industry-Wide Accounting Practice for Dark Fiber Sales;
                  Establishes Additional Reciprocal
                        Compensation Reserves

HERNDON, VA, MARCH 30, 2000 -- e.spire Communications, Inc. (NASDAQ: ESPI), the communications company for the networked economy, today announced preliminary financial results for the quarter ended December 31, 1999. The Company expects to release its final results after a full review by its newly appointed management team and the completion of its annual audit.

To  comply  with  prevailing  industry  accounting   practices,   the  Financial
Accounting Standards Board Interpretation No. 43, "Real Estate Sales, an interpretation of FASB Statement No. 66" ("FIN 43"), and the guidance of the Company's independent auditors, e.spire adopted FIN 43, the operating lease method of revenue recognition for dark fiber sales. This approach requires e.spire's subsidiary, ACSI Network Technologies, to recognize revenue from certain indefeasible rights of use (IRUs) as operating leases over the term of the contract, instead of recognizing the entire revenue in the period when payment is received and the dark fiber delivered. This treatment does not change any of the economics or cash flows of these agreements. Consequently, the adoption of FIN 43 resulted in a $12.3 million reduction in the Company's estimated 1999 revenues.

Additionally, the Company established incremental reserves for reciprocal compensation during the fourth quarter ended December 31, 1999, based on a state by state analysis. At December 31, 1999, these reserves totaled $8.7 million. The Company is taking these reserves despite the recent reciprocal compensation victories in Bell South and GTE territories that resulted in cash collections of approximately $16 million.

The Company expects to report revenues of approximately $55 million for the quarter ended December 31, 1999 and approximately $244 million for the 12-month period ended December 31, 1999, a 56% increase over full year 1998 revenues of $156.8 million. Reflected in these numbers is the adoption of FIN 43 and the reciprocal compensation reserves.

e.spire's newly elected Chairman and Acting Chief Executive Officer George Schmitt said, "I am far less interested in past results than where this company is going. I am excited about e.spire's prospects as we implement changes in the way e.spire does business. We have completed e.spire's build-out phase. Our emphasis will now turn to profitability."

The Company previously announced that it achieved gross installations of nearly 38,000 access lines during the fourth quarter of 1999, representing a 45% increase over the previous quarter's gross adds of 26,000 lines. Cumulative lines in service now total 164,290. In addition to the strong growth in on-switch installations, e.spire also shed another 3,200 low-margin resale lines. On-switch access lines now exceed more than 95% of total lines in service.

The Company expects to report earnings before interest, taxes, depreciation, amortization and non-cash compensation (EBITDA) for the quarter ended December 31, 1999, as a loss of approximately $35 million. Included in the EBITDA loss are the effects of the aforementioned accounting pronouncement and reciprocal compensation reserves, as well as other items such as an increase in receivable reserves. Preliminary EBITDA for the full year totaled a loss of approximately $84 million.

On the financing front, the Company announced during the fourth quarter that it had obtained vendor financing of $50 million from GATX Capital Corporation. More recently, e.spire announced $175 million in new equity funding commitments from The Huff Alternative Income Fund, L.P., Greenwich Street Capital Partners II, L.P. (GSC Partners) and the Honeywell International Inc. Master Retirement Trust, in cooperation with Allied Capital Management LLC, a subsidiary of Honeywell International Inc.

The Company requires a significant amount of cash to fund its capital expenditures and working capital needs. As of December 31, 1999, the Company's unrestricted cash balance was approximately $63 million. The Company already has obtained $100 million from the aforementioned preferred stock financing and also has the available financings under the GATX facility. e.spire will continue to explore the availability of additional financing necessary to fulfill the cash needs of the business in 2000 and beyond, but cannot guarantee that it will be able to obtain such financing. The Company has retained Morgan Stanley Dean Witter to explore additional financing sources, divest non-core assets and consider strategic alternatives.

Due to the financial results for the quarter, the Company was not in compliance with certain covenants within its $200 million Senior Secured Credit Facility. The Company intends to engage in discussions with its bank group regarding this matter, although there can be no assurance that the Company will be successful in obtaining the necessary waivers or avoiding the adverse consequences that would result from such failure.

The Company's failure to comply with certain of its covenants as mentioned above could, if not remedied or waived, result in cross covenant violations related to other of the Company's debt instruments. These and other issues are currently being reviewed by e.spire's new management before the release of final financial results. The Company expects to file its Form 10-K with the Securities and Exchange Commission by April 14, 2000.

e.spire Communications, Inc. is a leading integrated communications provider, offering traditional local and long distance, Internet access and Web hosting services, and advanced data solutions such as native ATM and frame relay. e.spire provides dial-up Internet through its wholly-owned Internet service provider (ISP), CyberGate, Inc., and Web-hosting services through CyberGate's subsidiary ValueWeb. e.spire's subsidiary, ACSI Network Technologies, Inc., provides third parties, including other communications concerns, municipalities and corporations, with turnkey fiber optic design, construction and project management expertise. For more information on e.spire, contact www.espire.net.

Certain statements regarding the development of the Company's businesses, the markets for the Company's services and products, the Company's anticipated capital expenditures, anticipated EBITDA and other statements are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) which can be identified as any statement that does not relate strictly to historical or current facts. Forward-looking statements use such words as plans, expects, will, will likely result, are expected to, will continue, is anticipated, estimate, project, believes, anticipates, intends and expects, may, should, continue, seek, could and other similar expressions. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The important factors that could cause actual results to differ materially from those in the forward-looking statements herein (the "Cautionary Statements") include, without limitation, the Company's degree of financial leverage, risks associated with debt service requirements and interest rate fluctuations, risks associated with acquisitions and the integration thereof, the impact of restriction under the Company's financial instruments, dependence on availability of transmission facilities, regulation risks including the impact of the Telecommunications Act of 1996, contingent liabilities, the impact of competitive services and pricing, the ability of the Company to successfully implement its strategies, as well as the other risks referenced from time to time in the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 1998. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

John Polchin
e.spire Communications, Inc.
301.639.6030

Peggy Disney
e.spire Communications, Inc.
703.639.6738